EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-141727, 333-150664 and 333-150669 on Form S-3, and 333-61969, 333-17451, 333-82787, 333-63264, 333-125697 and 333-135431 on Form S-8 of our report dated June 25, 2008, relating to the financial statements and financial statement schedule of Cheyenne Light, Fuel and Power Company, appearing in this Annual Report on Form 11-K of Cheyenne Light, Fuel and Power Company Retirement Savings Plan for the year ended December 31, 2007.

DELOITTE & TOUCHE LLP

Minneapolis, MN

June 25, 2008